Exhibit 99.1

Table Trac, Inc. 2019 Shareholder Meeting October 23, 2019

Certain statements that may be made today will be considered “forward looking” as that term is defined under the rules of the Securities and Exchange Commission (SEC), and are therefore subject to the safe harbor created by such rules . Although the Company believes the expectations reflected in any forward looking information and statements are reasonable, such forward looking information and statements involve risks and uncertainties that could lead actual results to differ from those contained in today’s presentation materials and discussion . The general factors impacting future results are discussed in detail in the Company’s SEC filings, The forward looking information and statements in this presentation speak only as of the date hereof and the Company undertakes no obligation to update the information contained in this report unless required by law . Table Trac, Inc. (OTCQX: TBTC) Safe Harbor Statement

2018 Financial Overview & Highlights • Signed 8 New Contracts In 2018; And Delivered 10 Casino Management Systems • Total revenue of $7.82 M in 2018 ( Increase of $1.4 M) • System Sales revenues of $4.95 M in 2018 ( $3.93M in 2017 ) • Maintenance revenue of $2.64 M in 2018 ( $2.27M in 2017 ) • Operating expenses $4.6 M compared to $4.1M in 2017 • Net Income before taxes of $768K compared to $417K in 2017

3 Year Trend in Revenues 1,00 0 , 0 00 - 2,000,000 4,000,000 3,000,000 5,000,000 6,000,000 7,000,000 8,000,000 2 0 16 2 0 17 2 0 18 Recurring Revenue Total Impact Revenue $5.8M $6.4 M $7.8 M $2.1 M $3.7 M $2.2 M $4.2 M $3.6 M $4.2 M

Recurring Revenues – Maintenance vs. System 1 , 000,000 50 0 , 0 0 0 - 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 2 0 16 Maintenance Revenue 2017 2018 System Sales - Month to Month Revenue $3.7 M $4.2 M $4.2 M $1.7 M $1.9M $ 1 .6 $2.0 M $2.3 M $2.6 M

Maintenance and Support Customers 70 60 50 40 30 20 10 - 80 90 100 12/31/2015 12/31/2016 12/31/2017 12/31/2018 9/30/2019 71 77 84 92 100

2019 Year To Date Highlights

2019 Year To Date Highlights • 9+ Systems Installed through 9/30/19 (+ = Australia) • Backlog contains one contract (3 locations) at 9/30/19 • Maintained fantastic cash position • Licensing agreement with Japan partner • Received manufacture license from Iowa Racing and Gaming Commission • Outstanding G2E show – much interest in Table Trac and our new product – DataTrac • Letter of Intent (LOI) with Crotega, LLC.

Technology Update • Casino System Version 4.6 in final stages of NGCB testing • Australia • Queensland QCOM development is nearing completion • DataTrac released at 2019 G2E

Table Trac, Inc. 2019 Shareholder Meeting - Questions - Thank You